Exhibit 99.19

Substitute Form W-9

Certify your Social Security Number
or Employer Identification Number.

Diamond Walnut Growers. Inc.

For Office Use Only

If you do not complete and return this card, we may be required to withhold and pay the IRS 28% of any cash payment you receive.

Certification: Under penalties of perjury, I certify that (1) the number shown on this card is my correct Taxpayer Identification Number and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding and (3) I am a U.S. person (including a U.S. resident alien). You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

S I G N	☐	Check here if you are exempt from backup withholding.

H E R

E	X

		SIGNATURE OF U.S. PERSON	DATE

Enter U.S. Taxpayer Identification Number
ONLY if incorrect or missing AND darken ovals.
Do NOT include dashes.

ONE BOX MUST BE CHECKED BELOW

☐	U.S. SOCIAL SECURITY NUMBER
OR
☐	U.S. EMPLOYER IDENTIFICATION NUMBER

To certify your U.S. Taxpayer Identification Number...

Complete this card and mail it in the postage-paid envelope provided. If you do not have an envelope, mail your cards to: Diamond Walnut Growers, Inc. C/O EquiServe Trust Company, NA, P.O. Box 8092. Edison, NJ 08818-9358.

How to fill out the grid...

(1)
Write your Taxpayer Identification Number in the boxes, using blue or black ink. For joint owners, only the first named owner listed on the front of this card is required to provide his/her Taxpayer Identification Number and signature.

(2)	In the column under each box, darken the circle that corresponds with the number you entered above it. Please fill the circle completely.

(3)	Mark the box that indicates whether the number you entered is your Social Security Number or your Employer Identification Number.

729606734 1 2 3 EXAMPLE The Taxpayer ID written above is my: SOCIAL SECURITY NUMBER EMPLOYER IDENTIFICATION NUMBER (for businesses)